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                                                                   EXHIBIT 10.44


                       ENVIRONMENTAL INVESTIGATION LETTER

                                October 14, 2003

Commerce Bank.
7650 Edinborough Way
Suite 150
Edina, MN 55435

Re:  1945 Steiger Lake Lane, Victoria, MN

Ladies and Gentlemen:

         This letter will certify that we have conducted a search of the real estate that is the subject of the above-referenced project in an attempt to determine if there are any environmentally hazardous substances on or about the premises. That search has consisted of engaging Braun Intertech Corporation and obtaining a Phase I Environmental Site Assessment.

         It is therefore our opinion that to the best of the company's information, knowledge, and belief, there are no pollutants or migrating pollutants on or under the Mortgaged Property and that to the best of our information, knowledge, and belief, no Hazardous Substances have been released into the environment from the Mortgaged Property, and if any such Hazardous Substances exist, the company shall and does hereby agree to fully indemnify and hold harmless Commerce Bank from any and all losses caused or attributable to any such Hazardous Substances, and the company shall be willing to execute an indemnity agreement specifically relating to such issue substantially the form attached hereto as Exhibit 1.

                                   Sincerely,

                                   HEI, INC.

                                   By: /s/ Douglas J. Nesbit
                                      -----------------------
                                      Its: Chief Financial Officer